UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

POWERSTORM CAPITAL CORP.

 (Exact name of registrant as specified in its charter)

Delaware	000-54403	45-3733512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31244 Palos Verdes Dr W, Ste 245 Rancho Palos Verdes, CA 90275-5370
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 1-424-327-2991

2321 Rosecrans Avenue, Suite 4265 El Segundo, CA 90245
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2013, the Board of Directors (the “Board”) of Powerstorm Capital Corp. (the “Company”) appointed Andy Booth as members of the Board of Advisors of the Company (the “Appointment”).

Andy Booth, 46, Director

Andy Booth is Chief Technology Officer with New York Stock Exchange’s Euronext USA futures and options exchange. He brings over 30 years international C-level technical and executive experience. Past experience includes over a decade each at British Telecom, where he rolled out on-going IT solutions for the company; and, earlier 12 years at IBM. Andy has worked throughout Europe, North America and Asia. Andy is a globally recognized strategist and technical implementer who now brings his wealth of experience and goodwill to Powerstorm as an advisor.

Family Relationships

No family relationship has ever existed between Mr. Booth and the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Compensation

In consideration of his services, Mr. Booth shall be issued 10,000 shares of the Company’s common stock upon the completion of a one year term, commencing on January 1, 2014 and terminating on December 31, 2014.

Item 8.01	Other Events.

On December 13, 2013, the Company changed its address to 31244 Palos Verdes Dr W, Ste 245, Rancho Palos Verdes, CA 90275-5370. The Company’s phone number is now 1(424)327-2991.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSTORM CAPITAL CORP.

Date: January 2, 2014	By:	/s/Michel Freni
Michel Freni
Chief Executive Officer and Chief Financial Officer